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                                                                    EXHIBIT 23.4

                         CONSENT OF RYDER SCOTT COMPANY


As independent petroleum engineers, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our reserve appraisal, dated February 23, 1996, and our estimated proved reserves review, dated January 27, 1997, respectively, relating to the estimated oil and gas reserves and future net income attributable to certain oil and gas interests of Inland Resources Inc. as of January 1, 1996 and January 1, 1997, respectively.



/s/ Ryder Scott Company Petroleum Engineers
Ryder Scott Company Petroleum Engineers

Denver, Colorado
May 14, 1997